EXHIBIT 2.5


                               ARTICLES OF MERGER
                       1-800-AUTOTOW GULF COAST EAST, INC.
                          ARROW TOWING & RECOVERY, INC.


         Pursuant to the provisions of Florida Statute 607.1105, the undersigned corporations adopt (he following articles of merger for the purpose of merging them into one of such corporations:

                                   Article One

A plan of reorganization providing for the merger of Arrow Towing & Recovery, Inc., a Florida corporation into 1-800-AutoTow Gulf Coast East, Inc., a Florida corporation, is incorporated by reference and attached hereto as Exhibit "A."

                                   Article Two

1-800-AutoTow Gulf Coast East, Inc. is a wholly owned subsidiary of 1-800-AutoTow, Inc, and possess no other shareholders. The plan of reorganization for the merger has been approved by the Board of Directors of 1-800-AutoTow, inc, on July 21, 1999, as evidenced by the Board or Director meeting minutes attached hereto as Exhibit "B." The Plan was subsequently adapted by 1 -800-AutoTow, Inc. and 1-800-AutoTow Gulf Coast East, Inc. on the 22nd day of July, 1999.

                                  Article Three

Robert Menniges and Helen Hohn are the sole shareholders of Arrow Towing & Recovery, Inc. The plan of reorganization was approved by both shareholders on July 21, 1999. The shareholders adoption of the plan of reorganization, is reflected by the signatures of Robert Menniges and Helen Hohn to the Merger Agreement dated July 22, 1999.

                                  Article Four

As reflected by the plan of reorganization, the effective date of the merger was the 22nd day of July, 1999.

Date:    July 22, 1999


1-800-AutoTow Gulf Coast East, Inc.                Arrow Towing & Recovery, Inc.

/s/ Steven B. Teeters                              /s/ Robert Menniges
---------------------                              --------------------
Steven B. Teeters                                  Robert Menniges
Treasurer                                          Shareholder

                                                   /s/ Helen Hohn
                                                   --------------------
                                                   Helen Hohn
                                                   Shareholder